AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of December 18, 1997 by and among MEDIWARE INFORMATION SYSTEMS, INC., a corporation organized under the laws of the State of New York ("Parent"), MEDIWARE ACQUISITION CORPORATION, a corporation organized under the laws of the State of Oregon and a wholly-owned subsidiary of Parent ("Acquisition") and INFORMEDICS, INC., a corporation organized under the laws of the State of Oregon (the "Company").

         WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of the Company with and into Acquisition (the "Merger"), with Acquisition being the surviving corporation upon the terms and subject to the conditions set forth herein;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                 ARTICLE I
                                THE MERGER

         1.1 Surviving Corporation. In accordance with the provisions of this Agreement and the Oregon Business Corporation Act (the "Oregon Act"), at the Effective Date (as defined in Section 1.6, below) the Company shall be merged with and into Acquisition, with Acquisition being the surviving corporation in the Merger, with the initial corporate name of Mediware Acquisition Corp. (hereinafter sometimes called the "Surviving Corporation"). At the Effective Date, the separate existence of the Company shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Oregon as a wholly-owned subsidiary of Parent. Without limiting the generality of the foregoing, from and after the Effective Date the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and shall assume and be liable for all of the liabilities, obligations and penalties, of each of Acquisition and the Company, and the Merger shall have all of the effects provided for in Section 60.497 of the Oregon Act.

         1.2  Articles  of  Incorporation.  The  Articles  of  Incorporation  of
Acquisition as in effect at the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         1.3 By-Laws. The By-Laws of Acquisition as in effect at the Effective Date shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         1.4 Directors. The directors of Acquisition at the Effective Date shall, from and after the Effective Date, be the directors of the Surviving Corporation, all such directors to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         1.5 Officers. The officers of Acquisition at the Effective Date shall, from and after the Effective Date, be the officers of the Surviving Corporation, all such officers to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         1.6 Effective Date. As soon as practicable following the Closing (as defined in Section 2.4, below), Articles of Merger shall be filed with the Secretary of State of the State of Oregon. The Merger shall become effective at such time as the Articles of Merger are filed with the Secretary of State pursuant to Section 60.494 of the Oregon Act. The time when the Merger shall become effective is herein referred to as the "Effective Date."

         1.7 Additional Actions. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                                ARTICLE II

                     CONSIDERATION; CONVERSION OF SHARES

     2.1 Merger Consideration. The consideration payable in the Merger to holders of shares of the Company's Common Stock, par value $.01 per share ("Company Common Stock"), shall consist solely of a total of Four Hundred Twenty One Thousand Three Hundred Eighty Three (421,383) shares of the Common Stock, par value $.10 per share, of Parent ("Parent Common Stock"), such shares of Parent Common Stock to be issuable at the Closing in accordance with the terms of this Agreement, subject to increase to reflect exercises of outstanding employee stock options prior to the Closing.

     2.2    Conversion of Shares; Cancellation of Options.

                  (a) Each share of Company Common Stock issued and outstanding as of the Effective Date (other than Dissenting Shares, as defined in Section 2.2(e), below) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into 0.1587301 of a share of Parent Common Stock, with the ratio of Company Common Stock exchangeable into Parent Common Stock being 6.3:1, which ratio is referred to herein as the "Exchange Ratio."

                  (b) All options and warrants to acquire shares of Company Common Stock (collectively, "Company Options") that are outstanding and unexercised at the Effective Date and that are held by persons who are employees of the Company prior to the Merger who will continue as employees of the

Surviving Corporation following the Merger, shall by virtue of the Merger and without any action on the part of such Company Option holders, automatically be canceled and terminated in consideration for the issuance to such Company Option holders of replacement options with comparable vesting provisions to purchase Parent Common Stock at the Exchange Ratio (i.e., for each option to purchase one share of Company Common Stock, the holder thereof would receive an option to purchase 0.1587301 of a share of Parent Common Stock) at the exercise prices applicable to Company Options prior to the Merger.

                  (c) All Company Options which have vested that are outstanding and unexercised at the Effective Date and that are held by persons who will not be employees of the Surviving Corporation following the Merger shall, by virtue of the Merger and without any action on the part of such Option holders, automatically be canceled and terminated in a cashless exchange in consideration for the issuance of registered shares of Parent Common Stock, with each option to acquire one share of Company Common Stock being converted into an option to acquire 0.1587301 of a share of Parent Common Stock, valuing the Parent Common Stock for purposes of the cashless exercise at its closing price on the business day prior to the Effective Date and subtracting the exercise price to determine the net value, and dividing the net value by the closing price of Parent Common Stock on the business day prior to the Effective Date to determine the number of Parent Common Stock share equivalents to be received in the Merger (rounded, however, to the nearest whole number per option holder to avoid the issuance of fractional shares).

                  (d) Each share of Company Common Stock held in the Company's treasury as of the Effective Date shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

                  (e) Notwithstanding the foregoing, any shares of Company Common Stock issued and outstanding immediately prior to the Effective Date which are held by shareholders who have not voted such shares in favor of the Merger and who have complied with all other relevant provisions of Section
60.571 of the Oregon Act (the "Dissenting Shares") shall not be converted into shares of Parent Common Stock in the manner contemplated by Section 2.2(a) above, and the rights of holders of Dissenting Shares shall be governed by the provisions of the Oregon Act.

     2.3 Cancellation of Certificates. At the Closing, certificates representing all of the issued and outstanding shares of Company Common Stock (other than Dissenting Shares), together with all instruments representing Company Options, shall be surrendered. At the Effective Date, each such certificate shall be canceled and, simultaneously with such cancellation, a new certificate for shares of Parent Common Stock, representing the number of shares of Parent Common Stock into which the shares of Company Common Stock formerly represented by such certificate shall have been converted in the Merger, shall be issued to the holder thereof. At the Effective Date, each instrument representing Company Options shall be canceled and terminated and, simultaneously with such cancellation and termination, either (i) a certificate representing replacement options to purchase Parent Common Stock shall be issued in accordance with
Section 2.2(b) or (ii) the number of shares of Parent Common Stock issuable to each holder of Company Options who is subject to Section 2.2(c) hereof shall be issued to each such Company Option holder. From and after the Effective Date, each certificate or instrument which prior to the Effective Date represented shares of Company Common Stock or Company Options as applicable, shall be deemed to represent only the right to receive the certificates of Parent Common Stock or options to acquire Parent Common Stock, as the case may be, contemplated by the preceding two sentences, and the holder of each such certificate or instrument shall cease to have any rights with respect to the shares of Company Common Stock or Company Options (and the underlying Common Stock) formerly represented thereby, except as otherwise provided herein or by law.

        2.4 Closing. Subject to Section 9.1 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nordlicht & Hand, 645 Fifth Avenue, New York, New York, at 10:00 A.M. local time, (i) as soon as practicable after the later to occur of (x) the date of the later of the shareholders' meeting referred to in Section 7.3 hereof or (y) the day on which the last condition set forth in Articles VIII and IX hereof shall have been fulfilled or waived, or (ii) at such other time as Parent and the Company may mutually agree (the "Closing Date").

        2.5  Adjustment  Event.  If,  between the date hereof and the  Effective
  Date, the issued and outstanding shares of Parent Common Stock or Company Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of share or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be agreed upon by Parent and the Company.


                               ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Acquisition that:

        3.1 Corporate Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has no subsidiaries. The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. Except as set forth on Schedule 3.11 the Company is duly qualified to transact business as a foreign corporation and is in existence in the State of Oregon and in good standing in the other jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on the Company. The Company has previously delivered to Parent complete and correct copies of its Articles of Incorporation (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Neither the Articles of Incorporation nor the By-Laws of the Company has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

        3.2 Authorization. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (subject to the approval of this Agreement and the transactions contemplated hereby by the Company's shareholders). The Board of Directors of the Company has determined that the Merger is in the best interests of the shareholders of the Company and will recommend to the shareholders of the Company that they vote any

--------------------
(1) All Schedules are made part of and incorporated in this Agreement and Plan Merger.

and all shares of Company Common Stock owned by them on the date of the Meeting of the Company's shareholders described in Section 7.3 hereof to approve the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

       3.3 Consents and Approvals; No Violations. Subject to (a) the filing of a Registration Statement on Form S-4 (the "Registration Statement") and the prospectus and proxy statement contained therein with the Securities and Exchange Commission (the "SEC") and appropriate regulatory authorities, and any required actions under various state securities and blue sky laws in connection with the issuance of shares of Parent Common Stock in the Merger and (b) the filing of Articles of Merger with the Secretary of State of the State of Oregon, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or except as otherwise disclosed herein, require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party, or by which the Company or any of the Subsidiaries or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company or the Subsidiaries pursuant to the terms of any such instrument or obligation, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or the Subsidiaries or by which any of their respective properties or assets may be bound or (iv) require, on the part of the Company or any Subsidiary, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority. Without limiting the generality of clause (ii) above, neither the Company nor any of the Company Identified Persons (as defined below) is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company and its Subsidiaries, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

         3.4  Capitalization.

                  (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, of which 2,654,716 shares are issued and outstanding and 5,000,000 shares of Series Preferred Stock, $.01 par value none of which is issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights, rights of first refusal, or Federal or state securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule

3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants (including, without limitation, the Company Options) or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

                  (b) The Company does not own, directly or indirectly, any equity interest in any other corporation, partnership, limited liability company, or any other entity.

         3.5 SEC Reports and Financial Statements. The Company has heretofore delivered or made available to Parent complete and correct copies of all reports and other filings filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") during its past two fiscal years (such reports and other filings collectively referred to herein as the "Company Exchange Act Filings"). As of their respective dates, the Company Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Company included in the Company Exchange Act Filings (i) were prepared from the books and records of the Company and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Company as at the dates thereof and the results of their operations and cash flows for the fiscal year ended October 31, 1996 and earlier years. The unaudited financial statements included in the Company Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Company, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Company as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

         3.6  Absence  of  Undisclosed  Liabilities.  Except (i) as set forth on
Schedule 3.6, (ii) as set forth or reserved against in the consolidated balance sheet of the Company and its Subsidiaries dated as of July 31, 1997 included in the Financial Statements and (iii) for contractual obligations arising under contracts entered into in the ordinary course and disclosed in the Schedules to this Agreement to the extent such contracts are required to be disclosed hereunder, and (iv) for liabilities or obligations incurred since July 31, 1997 in the ordinary course of business for which the Company's undischarged obligation is less than $25,000, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which would be required to be reflected in a balance sheet of the Company or the notes thereto prepared in accordance with generally accepted accounting principles as of the date hereof.

         3.7 Absence of Certain Changes or Events. Except for the transactions contemplated by this Agreement and as set forth in Schedule 3.7, since July 31, 1997, the Company has carried on its business in the ordinary course and consistent with past practice. The Company has not since July 31, 1997: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any material adverse change in its financial condition, results of operations, assets, liabilities, business or operations; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice or written up (or failed to write down in accordance with generally accepted accounting principles consistent with past practice) the value of any inventories or revalued any assets of the Company; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature;
(vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock (other than the issuance of shares upon the exercise of employee stock options); (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock;
(ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its employees or any bonus or service award or other like benefit, which increase is in excess of 15% of the total of compensation and bonus previously payable to any such Employee, or instituted, increased, augmented or improved any Benefit Plan (as defined in Section 3.13(c), below); or (xi) entered into any agreement to do any of the foregoing.

         3.8 Legal Proceedings, etc. Except as set forth in Schedule 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company, threatened against the Company or its properties, assets or business (or, to the best knowledge of the Company, pending or threatened against, relating to or involving any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company). There are no such suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Company, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

         3.9      Taxes.

                  (a) The Company has duly and timely filed, or will duly and in a timely manner file, all tax returns and other filings in respect of Taxes (as defined in Section 3.9(c), below) required to be filed by them or which are required to be filed by them on or prior to the Effective Date, and have in a timely manner paid (or will in a timely manner pay) all Taxes which are (or will be) shown to be due on such returns. All tax returns and other filings in respect of Taxes are true, correct and complete in all material respects. The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

                  (b) There are no actions or proceedings currently pending or, to the best knowledge of the Company, threatened, against the Company or any Subsidiary by any governmental authority for the assessment or collection of

Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. There are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes.

                  (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

                  (d) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (e) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999(b) of the Code.

                  (f) The disclosure set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996 regarding deferred taxes and tax loss carry forwards is true and complete as of the date hereof and no events have occurred since October 31, 1996 which would make such information misleading or incomplete.

         3.10     Title to Properties and Related Matters.

                  (a) Except as set forth on Schedule 3.10(a), the Company has good and marketable title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on its July 31, 1997 Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since July 31, 1997), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case).

                  (b)      The Company does not own any real property.

                  (c) Schedule 3.10(c) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value in each case of $5,000 or more. All such personal property is in satisfactory operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in Schedule 3.10(d). None of such personal property is subject to any agreement or commitment for its use by any person other than the

Company. The maintenance and operation of such personal property is appropriate for personal property of such nature and is and has been in material conformance with all applicable laws and regulations. There are no assets leased by the Company or used in the business of the Company that are owned, directly or indirectly, by any Company Related Person (as defined in Section 3.22, below).

                  (d) Schedule 3.10(d) sets forth a complete and correct list and summary description of all real property and personal property leases to which the Company is a party, as lessee or lessor. The Company has previously delivered to Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Each such lease is valid and binding and in full force and effect. Neither the Company nor (to the best knowledge of the Company) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such lease. To the best knowledge of the Company, there are no disputes or disagreements between the Company and any other party with respect to any such lease. The lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

                  (e) Schedule 3.10(e) sets forth a complete and correct list of all inventory, merchandise, work in process, finished goods, and raw materials, and, all material amounts of packaging, supplies and other personal property related to the business of the Company maintained, held or stored by or for the Company and any prepaid deposits for purchases of any of the same (the "Inventory"). Except as disclosed on Schedule 3.10(e), the Company and its Subsidiaries have good and valid title to the Inventory free and clear of all liens, claims, security interests and encumbrances of any kind whatsoever. The Inventory does not include items that are obsolete, damaged or slow-moving; is in good and merchantable condition in all material respects; and is suitable and usable for the purposes for which it is intended. The Inventory does not consist of any items held on consignment.

         3.11     Intellectual Property.

                   (a) Schedule 3.11 hereto sets forth a complete and correct list of all patents, patent applications, material unpatented inventions set forth or described in writing, registered trademarks and service marks, trademark and service mark applications, trade names, copyrights, software documentation and manuals including all versions thereof (collectively the "Intellectual Property") which, to the Company's best knowledge, are owned by, registered in the name of or used in the business of the Company (including, without limitation, the copyright and all other rights in reports issued by the Company to its clients in the conduct of its business), all of which are valid and subsisting. In each registration or patent or application for registration or patent listed in Schedule 3.11 held by assignment, the assignment has been recorded with the state or national Patent and Trademark Office from which the original registration issued or before which the application for registration is pending. To the Company's best knowledge, the rights of the Company in or to such Intellectual Property owned by the Company does not conflict with or infringe on the rights of any third party. The Company has not received any written claim or notice to such effect. The Company is not subject to any judgment, injunction, decree, order or agreement restricting its use of the

Intellectual Property, except for such restrictions contained in Intellectual Property licensed from third parties, which licensed Intellectual Property (other than "off the shelf" software such as word processing and spreadsheet programs) and material restrictions on the use thereof are listed in Schedule 3.11.

                  (b) Except set forth in Schedule 3.11, the Intellectual Property owned by the Company is free and clear of all liens, claims, security interests or encumbrances of any kind whatsoever. No actions have been made or asserted or are pending or, to the best knowledge of the Company, threatened against the Company either (i) based upon or challenging or seeking to deny or restrict the use by the Company of any Intellectual Property or (ii) alleging that any services provided, or products manufactured or sold by the Company are being provided, manufactured or sold in violation of any patents or trademarks, or other rights of any third party. To the best knowledge of the Company, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade names, trade secrets or similar property that infringe upon the Intellectual Property owned by the Company or upon the rights of the Company used in its or their business. The Company has not granted any license or other right to any third party with respect to the Intellectual Property except for licenses of software to customers. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by the Company.

                  (c) The Company has made available to Parent correct and complete copies of all licenses and sublicenses for Intellectual Property licensed from or to third parties set forth in Schedule 3.11 and any and all ancillary documents pertaining thereto (including, but limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

                      (i) such license or sublicense, together with all ancillary documents made available pursuant to the first sentence of this
Section 3.11(c), is valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such licensee or sublicense;

                      (ii) subject to obtaining any necessary consent to assignment from the licensor or licensee, such license or sublicense will not cease to be valid, binding, enforceable and in full force and effect on the terms currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

                      (iii) with respect to each such license or sublicense; (A) the Company has not received any notice of cancellation or termination under such license or sublicense and no licensor, sublicensor, licensee or sublicensee has any right to terminate or cancel such license or sublicense, (B) the Company has not received any notice or a breach or default under such license or sublicenses, which breach or default has not been cured, and (C) the Company has not granted to any third party any rights, adverse or otherwise, under such licenses or sublicense (except for licenses of software to customers);

                      (iv) neither the Company, nor to the best knowledge of the Company, any other party to such license or sublicense, is in breach or default in any material respect, and no event has occurred with respect to the Company, or to the best knowledge of the Company, such other party, that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

                      (v) no actions have been made or asserted or are pending or, to the best knowledge of the Company, have been threatened against the Company, either (A) based upon or challenging or seeking to deny or restrict the use by the Company of any licensed Intellectual Property or (B) alleging that any Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any third party; and

                      (vi) to the best knowledge of the Company, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the use of the licensed Intellectual Property by the Company or upon the rights of the Company therein.

                  (d) The Company is not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

                  (e) All rights of the Company in each item of Intellectual Property owned by the Company are transferable to Acquisition as herein contemplated and such transfer will not, with or without the giving of notice, or lapse of time, or both, result in a default of any agreement to which the Company is a party or the impairment of any rights of the Company in such intellectual property which impairment would cause a material adverse effect on the Company, its business operations or its financial statements . As a result of the transactions contemplated hereby, upon the Closing, subject to obtaining necessary consents to transfer licensed Intellectual Property, Parent shall own or possess, or own or possess adequate and enforceable licenses, sublicenses or sublicenses or other rights to use, all the Intellectual Property.

                  (f) Other than "off the shelf" software, the Intellectual Property set forth in Schedule 3.11 constitutes all the Intellectual Property used in or held by the Company and its Subsidiaries to be used in, and necessary in the conduct of, the business of the Company and its Subsidiaries as currently conducted and there are not other items of Intellectual Property that are material to the Company and its Subsidiaries or its or their business.

                  (g) Schedule 3.11(g) sets forth all of the Company's software products including all versions of each such product and the uses therefor.

         3.12     Contracts.

                   (a) Except as set forth in Schedule 3.12(a) the Company is not a party to, or subject to:

                      (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $10,000 not cancelable by the Company on thirty days (or less) notice;

                      (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                      (iii) any guaranty issued by the Company;

                      (iv) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company having a value in excess of $10,000;

                      (v) any material contract, arrangement or understanding restricting the Company's right to engage in any business activity or compete with any business;

                      (vi) any contract, arrangement or understanding with a Company Related Person; or

                      (vii) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections
(i) through (vi) of this subsection 3.12(a).

                  (b) The Company has provided to Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of samples of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Each contract listed in Schedule 3.12(a) is valid and binding and in full force and effect. Neither the Company nor (to the best knowledge of the Company) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such contract. To the best knowledge of the Company, there are no disputes or disagreements between the Company and any other party with respect to any such contract and the Company has not received any notice of cancellation or termination of any such contracts. Each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

                  (c) All indebtedness of the Company for monies borrowed by the Company is prepayable at any time at the option of the Company, without premium or penalty.

                   (d) Except as set forth and described in Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person.

                  (e) The Company has not disclosed  any secret or  confidential
Intellectual Property (except by way of issuance of a patent or subject to a confidentiality agreement) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any rights, title, interest or license.

                   (f) Set forth on Schedule 3.12(f) hereto is a list of the Company's current customers.

         3.13     Employees; Employee Benefits.

                  (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and, with respect to any Employee whose annual compensation exceeds $50,000 such Employee's job title, the location of employment of such Employee, such Employee's current salary, the date and amount of such Employee's most recent salary increase, the amount of any bonuses or other compensation paid since October 31, 1996 to such Employee, the date of birth of such Employee, the date of employment of such Employee, the accrued vacation time of such Employee and a description of the annual total compensation arrangements currently applicable to such Employee. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Except as set forth on
Schedule 3.13, there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Company Related Person. Complete and correct copies of all written agreements with Employees and all employment policies, including but not limited to policies on severance pay and liability for accrued but unused sick and vacation pay, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth on Schedule 3.13(a). None of the Employees has, to the best knowledge of the Company, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since October 31, 1996 the Company and its Subsidiaries have not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, or provided any Employee with any increased security of employment,
(iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

                  (b) The Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or, to the best knowledge of the Company, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. There are no material controversies, strikes, work stoppages, picketing or disputes pending or threatened between the Company and any of the Employees or Former Employees. No labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code). No organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company, threatened with respect to any Employees. The Company is not required to obtain the consent of any labor union or other collective bargaining unit to consummate the transactions contemplated by this Agreement. The requirements of the Workers Adjustment and Retraining Notification Act do not apply to the transactions contemplated by this Agreement.

                  (c) Schedule 3.13(c) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

                  (d) With Respect to the Benefit Plans, each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees; no event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code; each Benefit Plan has complied with the requirements of Section 162(k) of the Code. With respect to each Benefit Plan, the Company has heretofore delivered to Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA,
(ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

                  (e) Neither the Company nor any corporation or other trade or business under common control with the Company (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") has maintained or contributed to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to any "multiemployer plan," within the meaning of Section 3(37) of ERISA; no Benefit Plan or similar benefit plan of any Common Control Entity has been subject to Title IV of ERISA; neither the Company nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or other agreement; no contingent or other liability with respect to which the Company has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to any Benefit Plan; and no assets of the Company are subject to a lien under Sections 4064 or 4068 of ERISA. The Company does not have any obligation to provide medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or applicable state medical benefits continuation law. The Company will not incur any liability under any severance agreement, deferred compensation agreement, employment or similar agreement as a result of the consummation of the transactions contemplated by this Agreement.

                  (f) None of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived); there have been no "prohibited transactions", within the meaning of
Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA; none of the Benefit Plans are subject to Section 412 of the Code; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS, the PBGC or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed; there is no dispute, arbitration, claim, suit, or grievance, pending or, to the best knowledge of the Company, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of the Company, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been the direct or indirect subject of a order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, the PBGC or any other domestic or, to the best knowledge of the Company, foreign governmental agency with respect to a Benefit Plan; there have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan; and there has been and will be no "parachute payment" (as that term is defined in Section 28OG(b)(2) of the Code) to any of the Employees prior to the Effective Date. No event or set of conditions exist which would subject the Company to any Tax under Section 4999 of the Code. No event or set of conditions exist which would subject the Company or any Subsidiary to any material Tax under Sections 4972, 4974-76, 4979, 4980 or 5000 of the Code. No loan has been made to a Benefit Plan, which was intended to qualify under Section 4975(d)(3) of the Code.

                  (g) Except as set forth on Schedule 3.13(g), all directors, officers, management employees, and technical and professional employees of the Company have executed employee confidentiality agreements substantially in the form attached as Exhibit 3.13(g).

         3.14     Compliance with Applicable Law.

                  (a) The Company is not to its best knowledge in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a material adverse effect on the business, operations or assets of the Company. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company, is there any inquiry, investigation or proceedings relating thereto.

                  (b) The Company is in material compliance with the rules, regulations, guidelines and interpretations of the Food and Drug Administration ("FDA"), including the registration of the Company as a medical device manufacture for blood bank software. To the best knowledge of the Company, the FDA has no reason to deny the registration of the Company as a medical device manufacture for blood banks software. The Company has never recalled any of its products, except as set forth in Schedule 3.14(c). The Company has delivered to Parent true and complete copies of all of the Company's correspondence with the FDA.

         3.15 Ability to Conduct the Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority, applicable to the Company or to which the Company is a party or by which it or any of its properties or assets is bound, that will prevent the use by the Surviving Corporation, after the Effective Date, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company is in compliance with all material governmental permits, licenses, exemptions, consents, authorizations and approvals, including without limitation, all material health, safety, environmental and food and drug permits used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement (except as set forth in Schedule 3.15) of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the best knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval, nor are the Company aware of any basis therefor. The Company is in all material respects in compliance with all such permits licenses, exemptions, consents, authorizations and approvals and all applicable laws. The Company is not party to any agreement which would prohibit it from manufacturing, selling or distributing any products or services.

         3.16 Consultants, Sales Representatives and Other Agents. Schedule 3.16 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has or is expected to receive compensation in excess of $50,000 in respect of the fiscal year beginning November 1, 1996 and ending October 31, 1997, a summary description of the services provided by each such person, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the fiscal period ended October 31, 1996. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

         3.17 Accounts Receivable. Attached hereto as Schedule 3.17 is a list of all of the Company's accounts receivable. All accounts receivable of the Company
(i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on Schedule 3.17, are owned by the Company or the respective Subsidiary free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created on or after July 31, 1997, are accurately and fairly reflected in the books and records of the Company.

         3.18 Insurance. Schedule 3.18 hereto is a true and complete list of all insurance policies carried by the Company, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered by the Company to the Parent. All such policies are legal, valid, binding and enforceable in accordance with their terms and are in full force and effect. All premiums due thereon have been paid in a timely manner. The Company believes that the insurance carried by the Company is, as to amount and coverage, consistent with the insurance practices of companies generally who are engaged in businesses similar to that of the Company. Neither the Company nor any person holding a policy or binder of insurance for the Company is in breach or default with respect to any provision contained in any such policy or binder, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under the policy, nor has the Company or any such policyholder failed to give any notice of any claim under such policy or binder in due or timely fashion. Neither the Company nor any such policyholder has canceled or failed to renew any such policy or binder, has knowledge of any material inaccuracy in any application for such policies or binders, has failed to pay premiums when due, has knowledge of any similar state or facts that might form the basis for termination of any such insurance, or given notice of any such circumstance.

         3.19 Information in Registration Statement and Proxy Statement. None of the information relating to the Company, its business or any of its shareholders supplied by the Company for inclusion or incorporation by reference in the Registration Statement to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and the prospectus contained therein, for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") or the proxy statement to be distributed in connection with the meetings of the shareholders of the Company and the shareholders of Parent referred to in Section 7.3 (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective under the Securities Act and at the Effective Date, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of shareholders referred to in Section 7.3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Registration Statement and the Proxy Statement provided by the Company will comply as to form with the provisions of the Securities Act and the Exchange Act.

         3.20 Bank Accounts; Powers of Attorney. Schedule 3.20 sets forth a complete and correct list showing:

                  (a) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof and the authorized powers of each such signatory; and

                   (b) the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof.

         3.21 Minute Books, etc. The minute book, stock certificate book and stock ledger of the Company are complete and correct in all material respects and fairly reflect the conduct of the business of the Company. The minute book of the Company contains accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflects all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

         3.22 Company Related Person Indebtedness and Contracts. Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Company Related Persons"): (i) directors and officers who are identified in accordance with Item 402 of Regulation S-B of the Exchange Act (the "Company Identified Persons");
(ii) the spouses, children and other lineal descendants of any of the Company Identified Persons, (collectively, "near relatives"): (iii) any trust for the benefit of any of the Company Identified Persons, any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Company Identified Persons or by any of their respective near relatives.

         3.23     Environmental Matters.

                  (a) For purposes of this Section 3.23, (i) the term "Environmental Claim" shall mean any claim, action, proceeding, investigation or notice by any person or entity alleging actual or potential liability (including, without limitation, actual or potential liability for investigatory costs, clean-up costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern (as that term is hereinafter defined) at any location owned or used by the Company (or any of its predecessors-in-interest) prior to the Effective Date, or (B) circumstances forming the basis of any violation of any Environmental Law (as that term is hereinafter defined); (ii) the term "Environmental Laws" shall mean all federal, state, local and foreign laws, rules and regulations relating to (A) pollution, environmental safety or protection of human health from damage to the environment or (B) the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws, rules and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (iii) the term "Materials of Environmental Concern" shall mean any chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, petroleum or petroleum products.

                  (b) The Company is in material  compliance with all applicable
Environmental Laws, and all material permits and other governmental authorizations, if any, currently held by the Company pursuant to the Environmental Laws are in full force and effect and shall remain in full force and effect upon consummation of the Merger.

                  (c) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or against any person or entity whose liability the Company has or may have retained or assumed either contractually or by operation of law.

                  (d) There are no past or present actions or, to the knowledge of the Company, activities, circumstances, conditions, events or incidents, including, without limitation, the release or threatened release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

         3.24 Disclosure. No representation or warranty by the Company contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading. For the avoidance of doubt, it is hereby stipulated that with respect to any oral agreement or commitment disclosed in any Schedule, only those terms of such oral agreement expressly set forth in such Schedule shall be deemed to have been disclosed. The representations and warranties contained in this Article III and in Article IV hereof (and in the Schedules referred to therein) constitute the sole and exclusive representations and warranties made by the Company in connection with the transactions contemplated hereby. Such representations and warranties are made by the Company with the knowledge and expectation that Parent and Acquisition are placing complete reliance thereon in entering into, and performing their obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of Parent and Acquisition, whether in contemplation of this Agreement or otherwise.

         3.25 Company Identified Persons. There are no agreements, arrangements or understandings to which each Company Identified Person is a party involving the purchase, sale or other acquisition or disposition of the shares and/or Options owned by such Identified Person.



                               ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND ACQUISITION

         Parent and Acquisition jointly and severally represent and warrant to the Company and the Company's Shareholders that:

         4.1      Corporate Organization.

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent Subsidiaries (as defined in Section 4.1(b), below) is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its formation. Each of Parent and Parent Subsidiaries has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. Parent and Parent Subsidiaries are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in Schedule 4.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by Parent or Parent Subsidiaries or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on Parent and Parent Subsidiaries taken as a whole. Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of New York as of a recent date) and its By-Laws (certified by the

Secretary of Parent as of a recent date) and (ii) the Articles of Incorporation (or the foreign equivalent thereof) of Acquisition and all amendments thereto to the date hereof (certified by the secretary of state of Oregon and the By-Laws of Acquisition (certified in each case by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of Parent or of Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

                  (b) Set forth in Schedule 4.1(b) is a complete list of all corporations, partnerships, limited liability companies and other entities in which Parent owns, directly or indirectly, any equity interest (the "Parent Subsidiaries"), including the authorized and issued and outstanding shares of all classes of capital stock of such entities, and the record and beneficial ownership thereof. There are no agreements or commitments to which any of such entities is a party or by which it is bound for the repurchase, purchase or sale of, and there are no options, warrants or other rights to subscribe for or to purchase, any shares of capital stock of such entity, nor are there any other agreements or commitments under which such entity is or may become obligated to issue any capital stock. Parent is the beneficial owner, directly or indirectly, of all equity securities of the Parent Subsidiaries in each case free and clear of any pledges, liens, equities or other encumbrances, except as set forth in
Schedule 4.1(b).

         4.2 Authorization. Each of Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of Parent and Acquisition and by Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Board of Directors of Parent has determined that the Merger is in the best interests of the shareholders of Parent. This Agreement has been duly executed and delivered by Parent and Acquisition and, subject to the approval of this Agreement and the transactions contemplated hereby by the Company's shareholders, constitutes the valid and binding agreement of Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

       4.3 Consents and Approvals; No Violations. Subject to (a) the filing of the Registration Statement and the prospectus and proxy statement contained therein and any required actions under various state securities and blue sky laws in connection with the issuance of shares of Parent Common Stock in the Merger and (b) the filing of the Articles of Merger with the Secretary of State of the State of Oregon, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Acquisition; (ii) except as set forth in Schedule 4.3, breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which Parent, Acquisition or any of the Parent Subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of Parent, Acquisition or any of the Parent Subsidiaries pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would result in a material adverse effect on Parent, Acquisition and the Parent Subsidiaries taken as a whole; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to Parent, Acquisition or any of the Parent Subsidiaries or by which any of their respective properties or assets may be bound; or (iv) require, on the part of Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority. Without limiting the generality of clause (ii) above, as of the date hereof, neither the Parent nor any of the Parent Identified Persons (as defined below) is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Parent and the Parent Subsidiaries, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.


         4.4      Capitalization.

                  (a) The sole class of authorized capital stock of Parent consists of 12,000,000 shares of Parent Common Stock, of which 5,532,042 shares are issued and outstanding on the date of this Agreement and 10,000,000 shares of Preferred Stock, par value $.01 per share, of which none are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's 1982 and 1991 Incentive Stock Option Plans, its 1991 Non-Employee Director Stock Option Plan and the 1997 successor thereto and outstanding options and warrants to purchase shares of Parent Common Stock, as set forth in Schedule 4.4(a) hereto, there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and except as contemplated by this Agreement, there are no agreements or commitments to which Parent is a party or by which it is bound pursuant to which Parent is or may become obligated to issue additional shares of its capital stock.

                  (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition, and there are no agreements or commitments to which Acquisition is a party or by which it is bound pursuant to which Acquisition is or may become obligated to issue additional shares of its capital stock.

         4.5 SEC Reports and Financial Statements. Parent has heretofore delivered or made available to Company complete and correct copies of all reports and other filings filed by Parent with the SEC pursuant to the Exchange

Act during its past two fiscal years (such reports and other filings collectively referred to herein as the "Parent Exchange Act Filings"). As of their respective dates, the Parent Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent Exchange Act Filings (i) were prepared from the books and records of the Company and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Parent as at the dates thereof and the results of their operations and cash flows the fiscal year ended June 30, 1996 and earlier years. The unaudited financial statements included in Parent Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of Parent, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Parent as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

         4.6 Absence of Undisclosed Liabilities. Parent has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which would be required to be reflected in a consolidated balance sheet of Parent or the notes thereto prepared in accordance with generally accepted accounting principles as of the date hereof, except (i) as set forth on Schedule 4.6, (ii) as set forth or reserved against in the Parent's consolidated balance sheet dated as of September 30, 1997 included in the Parent's Report on Form 10-Q for the fiscal period ended September 30, 1997 (the "Parent Balance Sheet") or disclosed in the notes to the financial statements included in such Report, or (iii) liabilities or obligations incurred since September 30, 1997 in the ordinary course of business and consistent with past practice which in any single instance or in the aggregate are not material to Parent and the Parent Subsidiaries taken as a whole.

         4.7 Absence of Certain Changes. Except for the transactions contemplated by this Agreement and as otherwise reported in the Parent Exchange Act Filings, since September 30, 1997, the business of Parent and the Parent Subsidiaries has been conducted in the ordinary course and consistent with past practice. Except as described in the Parent Exchange Act Filings or on Schedule
4.7 hereto, since September 30, 1997 there has been no material adverse change in the financial condition, results of operations, business, operations, assets or liabilities of Parent and Parent Subsidiaries taken as a whole, nor has Parent or any Parent Subsidiary: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business consistent with past practice; (ii) experienced any material adverse change in its financial condition, results of operations, assets, liabilities, business or operations; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice or written up (or failed to write down in accordance with generally accepted accounting principles consistent with past practice) the value of any inventories or revalued any assets of the Parent; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting their assets, properties or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of their assets, tangible or intangible; (vi) sold or transferred any of their assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock, (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock, (ix) repurchased or redeemed any shares of its capital stock, (x) granted any general or specific increase in the compensation payable or to become payable to any of its employees or any bonus or service award or other like benefit, which increase is in excess of 15% of the total of compensation, bonus or service award payable to such employee or (xi) entered into any agreement to do any of the foregoing.

         4.8 Legal Proceedings, etc. Except as set forth in Schedule 4.8 hereto, there are no suits, actions, claims, proceedings (including without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Parent, threatened against Parent or any of Parent Subsidiaries or their properties, assets or business (or, to the best knowledge of the Parent, pending or threatened against, relating to or involving any of the officers, directors, employees, agents or consultants of Parent or any Parent Subsidiary in connection with the business of Parent or Parent Subsidiaries). There are no such suits, actions, claims, proceedings or investigations pending against Parent or any of the Parent Subsidiaries, or, to the best knowledge of the Parent, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which Parent or the Parent
Subsidiaries is a party, or involving the Parent's or any of the Parent Subsidiaries' properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by Parent or any Parent Subsidiary.

         4.9      Taxes.

                  (a) Parent and each Parent Subsidiary has duly and timely filed, or will duly and in a timely manner file, all tax returns and other filings in respect of Taxes required to be filed by it or which are required to be filed by it on or prior to the Effective Date, and has in a timely manner paid (or will in a timely manner pay) all Taxes which are (or will be) shown to be due on such returns. All tax returns and other filings in respect of taxes are true, correct and complete in all material respects. The provisions for Taxes payable reflected in the Parent Balance Sheet, are adequate under generally accepted accounting principles.

                  (b) There are no actions or proceedings currently pending or, to the best knowledge of the Parent, threatened against Parent or any Parent Subsidiary by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against Parent or any Parent Subsidiary, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of Parent or any Parent Subsidiary by any governmental authority are being contested in good faith and have been disclosed in writing to the Company. There are no agreements or applications by Parent or any Parent Subsidiary for an extension of time for the assessment or payment of any Taxes.

                  (c) Parent has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (d) Parent has not participated in or cooperated with an international boycott within the meaning of Section 999(b) of the Code.

                  (e) The disclosure set forth in the Parent's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 regarding deferred taxes and tax loss carry forwards is true and complete as of the date hereof and no events have occurred since June 30, 1997 which would make such information misleading or incomplete.

         4.10 Title to Properties and Related Matters. Parent and Parent Subsidiaries do not own any real property. Except as set forth on Schedule 4.10, Parent and the Parent Subsidiaries have good and marketable title to all personal property, tangible or intangible, on the Parent Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since June 30, 1997; free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case).

         4.11     Intellectual Property.

                   (a) Schedule 4.11 hereto sets forth a complete and correct list of all patents, patent applications, material unpatented inventions set forth or described in writing, registered trademarks and service marks, trademark and service mark applications, trade names, copyrights, software documentation and manuals, including all versions thereof (collectively the "Intellectual Property") which, to Parent's best knowledge, are owned by or registered in the name of or used in the business of Parent or any Parent Subsidiary (including, without limitation, the copyright and all other rights in reports issued by Parent and Parent Subsidiaries to their clients in the conduct of their business), all of which are valid and subsisting.. In each registration or patent or application for registration or patent listed in Schedule 4.11 held by assignment, the assignment has been recorded with the state or national Patent and Trademark Office from which the original registration issued or before which the application for registration is pending. To Parent's best knowledge, the rights of Parent and Parent Subsidiaries in or to such Intellectual Property owned by Parent and Parent Subsidiaries does not conflict with or infringe on the rights of any third party. Parent and Parent Subsidiaries have not received any written claim or notice to such effect. Parent and Parent Subsidiaries are not subject to any judgment, injunction, decree, order or agreement restricting their use of the Intellectual Property, except for such restrictions contained in Intellectual Property licensed from third parties, which licensed Intellectual Property (other than "off the shelf" software such as word processing and spreadsheet programs) and material restrictions on the use thereof are listed in Schedule 4.11.

                   (b) Except set forth in Schedule 4.11, the Intellectual Property owned by Parent and Parent Subsidiaries is free and clear of all liens, claims, security interests or encumbrances of any kind whatsoever. No actions have been made or asserted or are pending or, to the best knowledge of Parent and Parent Subsidiaries, threatened against Parent and Parent Subsidiaries either (i) based upon or challenging or seeking to deny or restrict the use by Parent and Parent Subsidiaries of any Intellectual Property or (ii) alleging that any services provided, or products manufactured or sold by Parent and Parent Subsidiaries are being provided, manufactured or sold in violation of any patents or trademarks, or other rights of any third party. To the best knowledge of Parent and Parent Subsidiaries, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade names, trade secrets or similar property that infringe upon the Intellectual Property owned by Parent and Parent Subsidiaries or upon the rights of Parent and Parent Subsidiaries used in its or their business. Parent and Parent Subsidiaries have not granted any license or other right to any third party with respect to the Intellectual Property except for licenses of software to customers. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by Parent and Parent Subsidiaries.

                  (c) Parent has made available to the Company correct and complete copies of all material licenses and sublicenses for Intellectual Property licensed from or to third parties set forth in Schedule 4.11 and any and all ancillary documents pertaining thereto (including, but limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

                      (i) such license or sublicense, together with all ancillary documents made available pursuant to the first sentence of this
Section 4.11(c), is valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such licensee or sublicense;

                      (ii) subject to obtaining any necessary consent to assignment from the licensor or licensee, such license or sublicense will not cease to be valid, binding, enforceable and in full force and effect on the terms currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

                      (iii) with respect to each such license or sublicense; (A) Parent has not received any notice of cancellation or termination under such license or sublicense and no licensor, sublicensor, licensee or sublicensee has any right to terminate or cancel such license or sublicense, (B) Parent has not received any notice or a breach or default under such license or sublicenses, which breach or default has not been cured, and (C) Parent has not granted to any third party any rights, adverse or otherwise, under such licenses or sublicense (except for licenses of software to customers);

                      (iv) neither Parent, nor to the best knowledge of Parent, any other party to such license or sublicense, is in breach or default in any material respect, and no event has occurred with respect to Parent, or to the best knowledge of Parent, such other party, that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

                      (v) no actions have been made or asserted or are pending or, to the best knowledge of Parent, have been threatened against Parent, either
(A) based upon or challenging or seeking to deny or restrict the use by Parent of any licensed Intellectual Property or (B) alleging that any Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any third party; and

                      (vi) to the best knowledge of Parent, no third party is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the use of the licensed Intellectual Property by Parent or upon the rights of Parent therein.

                  (d) Parent is not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

                  (e) Other than "off the shelf" software, the Intellectual Property set forth in Schedule 4.11 constitutes all the material Intellectual Property used in or held by Parent and its Subsidiaries to be used in, and necessary in the conduct of, the business of Parent and its Subsidiaries as currently conducted and there are not other items of Intellectual Property that are material to Parent and its Subsidiaries or its or their business.

                  (f) Schedule 4.11(f) sets forth all of the Company's software products including all versions of each such product and the uses therefor.

         4.12   Contracts.

                  (a) Except as set forth in Schedule 4.12, neither Parent nor any Parent Subsidiary is a party to:

                      (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $10,000 not cancelable by the Company on thirty days (or less) notice;


                      (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed, or granting a security interest or mortgage in the assets of Parent or any Parent Subsidiary, for an amount in excess of $10,000;

                      (iii)  any  guaranty   issued  by  Parent  or  any  Parent
Subsidiary;

                      (iv) any contract, arrangement or understanding granting to any person the right to use any property or property right of Parent or any Parent Subsidiary with a value exceeding $10,000;

                      (v) any contract, arrangement or understanding restricting in any material respect the Parent's or any Parent Subsidiary's right to engage in any business activity or compete with any business;

                      (vi) any contract, arrangement or understanding with a Parent Related Person as defined in Section 4.21 hereof; or

                      (vii) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections
(i) through (vi) of this subsection 4.12(a).

                (b) Parent has not disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent or subject to a confidentiality agreement) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, Parent has any rights, title, interest or license.

         4.13 Employee Benefit Plans. The employee benefit plans of Parent and the Parent Subsidiaries have been operated in material compliance with all applicable laws. Parent and the Parent Subsidiaries have not incurred any material liability under Title IV of ERISA, and none of the employee benefit plans of Parent or any of the Parent Subsidiaries has incurred a material funding deficiency under Section 412 of the Code (whether or not waived). There have been no material changes to the funding status of any employee benefit plan of Parent or any of the Parent Subsidiaries since the date of the most recent Exchange Act Filings. Each employee benefit plan of Parent and the Parent Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) intended to qualify under Section 401(a) of the Code and the trust, if any, forming part of such plan has received a favorable determination letter from the Internal Revenue Service with respect to its qualification under Sections 401(a) and 501(a) of the Code and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan. A list of all such material "employee pension benefit plans" ("Parent Plans") is set forth in Schedule 4.13 hereto.

         4.14   Compliance with Applicable Law; Ability to Conduct the Business.

                  (a) Parent and Parent Subsidiaries are not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a material adverse effect on the consolidated business, operations or assets of Parent. Parent and Parent Subsidiaries have not received any notice alleging any such violation, nor to the best knowledge of Parent and Parent Subsidiaries, is there any inquiry, investigation or proceedings relating thereto.

                  (b) Parent and Parent Subsidiaries are in material compliance with the rules, regulations, guidelines and interpretations of the Food and Drug Administration ("FDA"), including the registration of Parent as a medical device manufacture for blood bank software. To the best knowledge of Parent, the FDA has no reason to deny the registration of the Company as a medical device manufacture for blood banks software. Parent has never recalled any of its products, except as set forth in Schedule 4.14(b). Parent will deliver to Company true and complete copies of all of Parent's correspondence with the FDA no later than thirty days after the date hereof.

                  (c) Parent is in compliance with all material governmental permits, licenses, exemptions, consents, authorizations and approvals, including without limitation, all material health, safety, environmental and food and drug permits used in or required for the conduct of its business as presently conducted, all of which shall continue in full force and effect, without requirement (except as set forth in Schedule 4.14(c)) of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Parent has not received any notice of, and to the best knowledge of the Parent, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval, nor is the Parent aware of any basis therefor. The Parent is in all material respects in compliance with all such permits licenses, exemptions, consents, authorizations and approvals and all applicable laws. The Parent is not party to any agreement which would prohibit it from manufacturing, selling or distributing any products or services.

         4.15 Accounts Receivable. All accounts receivable of Parent and the Parent Subsidiaries (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on
Schedule 4.15, are owned by Parent and the Parent Subsidiaries free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on Parent's June 30, 1997 consolidated balance sheet, or, with respect to accounts receivable of Parent and the Parent Subsidiaries created on or after June 30, 1997, are accurately and fairly reflected in the books and records of the Company.

         4.16 Insurance. Schedule 4.16 hereto is a true and complete list of all insurance policies carried by Parent and the Parent Subsidiaries with respect to their respective businesses, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each such policy have previously been made available by Parent to the Company for inspection and photocopying. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

           4.17 Information in Registration Statement and Proxy Statement. None of the information relating to Parent or the Parent Subsidiaries or any of their shareholders or their respective businesses supplied by Parent for inclusion or incorporation by reference in the Registration Statement and the prospectus contained therein or the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective under the Securities Act and at the Effective Date, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meeting of shareholders referred to in Section 6.3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Registration Statement and the Proxy Statement provided by Parent will comply as to form with the provisions of the Securities Act and the Exchange Act.

        4.18      Environmental Matters.

                  (a) Parent and each Parent Subsidiary is in material compliance with all applicable Environmental Laws. All material permits and other governmental authorizations, if any, currently held by Parent and the Parent Subsidiaries pursuant to the Environmental Laws are in full force and effect and shall remain in full force and effect upon consummation of the Merger.

                  (b) There is no Environmental Claim pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or against any person or entity whose liability Parent or any Parent Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  (c) There are no actions or, to the knowledge of Parent, activities, circumstances, conditions, events or incidents, including, without limitation, the release or threatened release, emission, discharge, presence or disposal of any Material of Environmental Concern, existing on the date hereof that could form the basis of any Environmental Claim against Parent or any Parent Subsidiary or any person or entity whose liability for any Environmental Claim Parent or any Parent Subsidiary has or may have retained or assumed either contractually or by operation of law.

         4.19 Disclosure. No representation or warranty by Parent or Acquisition contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading. For the avoidance of doubt, it is hereby stipulated that with respect to any oral agreement or commitment disclosed in any Schedule, only those terms of such oral agreement expressly set forth in such Schedule shall be deemed to have been disclosed. The representations and warranties contained in this Article IV (and in the Schedules thereto) constitute the sole and exclusive representations and warranties made by Parent in connection with the transactions contemplated hereby. Such representations and warranties are made by Parent and Acquisition with the knowledge and expectation that the Company are placing complete reliance thereon in entering into, and performing their obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of the Company, whether in contemplation of this Agreement or otherwise.

         4.20 Minute Books, etc. The minute book, stock certificate book and stock ledger of the Parent and Acquisition are complete and correct in all material respects and fairly reflect the conduct of the business of the Parent and Acquisition. The minute book of the Parent and Acquisition contains accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Parent and Acquisition and accurately reflects all corporate actions of the Parent and Acquisition which are required by law to be passed upon by the Board of Directors or shareholders of the Parent and Acquisition.

        4.21 Parent Related Person Indebtedness and Contracts. Schedule 4.21 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Parent and any of the following (collectively, "Parent Related Persons"): (i) directors and officers who are identified in accordance with Item 402 of Regulation S-B of the Exchange Act (the "Parent Identified Persons");
(ii) the spouses, children and other lineal descendants of any of the Parent Identified Persons, (collectively, "near relatives"): (iii) any trust for the benefit of any of the Parent Identified Persons, any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Parent Identified Persons or by any of their respective near relatives.

        4.22 Parent Identified Persons.There are no agreements, arrangements or understandings to which each Parent Identified Person is a party involving the purchase, sale or other acquisition or disposition of the shares and/or Options owned by such Parent Identified Person;

                               ARTICLE V

              CONDUCT OF BUSINESS OF THE COMPANY AND THE PARENT
                       PRIOR TO THE EFFECTIVE DATE

         5.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Date, the Company agrees that except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent, it:

                   (a) subject to the fiduciary duties of Company's Board of Directors as advised in writing by counsel, will carry on its business only in the ordinary course and consistent with past practice;

                   (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

                   (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

                   (d) will not amend its Articles of Incorporation or By-Laws;

                   (e) will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

                   (f) will not combine, split or otherwise reclassify any shares of its capital stock;

                   (g) subject to the fiduciary duties of the Company's Board of Directors, as advised in writing by counsel, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Date;

                   (h) will not make any capital expenditures individually in excess of $50,000 or in the aggregate in excess of $100,000, (ii) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (iii) enter into any leases of personal property involving individually in excess of $25,000 annually or in the aggregate in excess of $50,000 annually, (iv) incur or guarantee any additional indebtedness for borrowed money except draw downs on its line of credit and in the ordinary course of business, (v) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vi) enter into any agreement to do any of the foregoing;

                   (i) will not, other than as set forth in Schedule 5.1(i) and other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of Employees, or (except for such increases in salary or other compensation payable to any Employee as the Board of Directors of the Company may reasonably determine are necessary to retain the services of such Employee) increase the salary or other compensation (including, without limitation, bonuses) payable or to become payable to its Employees (except pursuant to existing contractual obligations which have been disclosed to Parent or consistent with past practice), or enter into any agreement to do any of the foregoing;

                   (j) will promptly advise Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company), any material claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its directors, officers, employees, agents or consultants in connection with its businesses or the transactions contemplated hereby;

                   (k) will maintain in full force and effect all insurance policies maintained by the Company on the date hereof;

                   (l) will not enter into any agreement to dissolve, merge (other than as contemplated by this Agreement), consolidate or, except in the ordinary course, sell any Company Common Stock or any material assets of the Company to any third party, and if the Company should, in the performance by the Company's Board of Directors of their fiduciary duties, nevertheless enter into such an agreement, shall promptly provide Parent with notice thereof including a copy of such agreement, or a written summary of its terms if the agreement is not in writing, and Parent shall have a right of first refusal for a period of sixty (60) days after receipt of the aforesaid notice to cause the Company to close the transaction with Parent on the same terms as the agreement with the third party;

                   (m) will make efforts to in a timely manner make all filings it is required to make with the Securities and Exchange Commission and other regulatory organizations and provide copies thereof to Parent;

                   (n) will not breach any material provision of or default or commit any act or fail to take any action necessary which with the giving notice or lapse of time, would constitute a default under any material contract or instrument to which it is a party or by which it is bound; and

                   (o) will promptly notify Parent in writing of any material problem with any Employee, customer or supplier, if any key employee leaves the Company for any reason, or if any material customer terminates its relationship with the Company.

         5.2 Conduct of Business of the Parent. During the period commencing on the date hereof and continuing until the Effective Date, Parent agrees that, except as expressly contemplated by this Agreement or agreed to in writing by the Company, the Parent:

                   (a) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will carry on its business only in the ordinary course consistent with past practice;

                   (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

                   (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

                   (d) will not amend its Certificate of Incorporation or By-Laws;

                   (e) except as described in Schedule 5.2(e), will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock, other than the issuance of common stock upon the exercise of options granted under its Incentive Stock Option Plan;

                   (f) will not combine, split or otherwise reclassify any shares of its capital stock;

                   (g) will not sell or pledge, or agree to sell or pledge, any shares of the capital stock of any of Parent Subsidiaries, except as disclosed in Schedule 5.2(g) hereof;

                   (h) will promptly advise the Company of the commencement of, or threat of (to the extent that such threat comes to the knowledge of Parent or any Parent Subsidiary), any material claim, action, suit, proceeding or investigation against, relating to or involving Parent or any Parent Subsidiary or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby;

                   (i) subject to the fiduciary duties of Parent's Board of Directors, will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Parent or any of the Parent Subsidiaries to any third party, and if the Parent or any of the Parent Subsidiaries should, in performance by the Parent's Board of Directors of their fiduciary duties, nevertheless enter into such an agreement, the Parent shall promptly provide the Company with notice thereof;

                   (j) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of employees of Parent or any Parent Subsidiary, or (except for such increases in salary or other compensation payable to any employee of Parent or any Parent Subsidiary as the Board of Directors of Parent or Parent Subsidiary may reasonably determine are necessary to retain the services of such employee) increase the salary or other compensation (including, without limitation, bonuses) payable or to become payable to such employees (except pursuant to existing contractual obligations or consistent with past practice), or enter into any agreement to do any of the foregoing;

                   (k) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Date;

                   (l) will make efforts to in a timely manner make all filings it is required to make with the Securities and Exchange Commission and other regulatory organizations and provide copies thereof to the Company;

                   (m) will not breach any material provision of or default of commit any act or fail to take any action necessary which the giving of notice or lapse of time, would constitute a default under any material contract or instrument to which it is a party or by which it is bound;

                   (n) will promptly notify the Company in writing of any material problem with any employee, customer, or supplier, if any key employee leaves the Parent or any Parent Subsidiary for any reason, or if any material customer terminates its relationship with the Parent or any Parent Subsidiary; and

                   (o) will maintain in full force and effect all insurance policies maintained by the Company on the date hereof.

         5.3 Conduct of Business of Acquisition. During the period commencing on the date hereof and continuing until the Effective Date, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                               ARTICLE VI

                         ADDITIONAL AGREEMENTS

         6.1 Access to Properties and Records. Between the date of this Agreement and the Effective Date, the Company will provide Parent and its accountants, counsel and other authorized advisors, and Parent (with respect to itself and Parent Subsidiaries) will provide the Company and its accountants, counsel and other authorized advisors, with full access, during business hours, to their respective premises and properties and their respective books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and each will cause its officers to furnish to the other and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as the other shall from time to time reasonably request. All of such data and information shall be subject to the terms and conditions of the confidentiality agreement, dated June 4, 1997 between the Company and the Parent, with respect to information provided by the Company, and the confidentiality agreement dated as of December 4, 1997 between Parent and the Company, with respect to information provided by the Parent.

         6.2 Registration Statement. As soon as reasonably practicable after the execution and delivery of this Agreement, and subject to the availability of year end financial statements, Parent shall prepare and file with the SEC the Registration Statement, which shall cover all of the shares of Parent Common Stock to be issued in connection with the Merger, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take such actions as may be required under state blue sky or securities laws in connection with such issuance of shares of Parent Common Stock in connection with the Merger. The Company shall cooperate fully with Parent and shall furnish Parent with all information concerning the Company and the Informedics Shareholders and shall take all such other action as Parent may reasonably request in connection with any such actions.

         6.3  Shareholders'  Approvals.  Promptly after the effectiveness of the
Registration Statement and compliance with all state securities and blue sky laws, each of Acquisition and the Company shall take all action necessary to convene meetings of their respective shareholders for the purpose of voting upon the transactions contemplated hereby and such other matters as may be appropriate at such meetings, and in connection therewith the Company shall in a timely manner mail to its shareholders the Proxy Statement contained in the Registration Statement and, if necessary after the Proxy Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and (if necessary) resolicit proxies. The Company and Parent will, through their respective Board of Directors, recommend to their respective shareholders approval of the transactions contemplated by this Agreement.

         6.4 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

         6.5 Material Events. At all times prior to the Effective Date, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VII or Article VIII hereof.

         6.6      Exclusivity.

                  (a) Following the execution of this Agreement, neither the Company, any of the Company's officers, employees, representatives or agents, nor any of the Company Identified Persons (the "Company Group") will directly or indirectly solicit or accept any offers or solicit or initiate any discussion or negotiations with, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by any corporation, partnership, persons or other entity or group, other than Parent and its directors, officers, employees, representatives and agents (the "Parent Group") concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or its business.

                  (b) If any  member of the  Company  Group  violates  the above
Section 6.6(a), or should any "person" (as such term is defined In Section 13d-3 of the Exchange Act) other than persons who are part of the Parent Group, become after the date hereof the "beneficial owner" (as such term ins defined in the Exchange Act) of ten percent (10%) or more of the outstanding Common Stock and discloses (by press release, public filing or otherwise) its opposition to the transaction contemplated herein or publicly announces a tender or exchange offer with the intent to accomplish the type of transaction described in Section 6.6
(a), above, then, if such a transaction results, simultaneous with the closing of that transaction, the Company shall deliver to Parent an amount equal to the sum of (i) the fees and expenses paid or payable by or on behalf of the Company to its attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution and delivery of this Agreement, performing diligence, preparing documentation, structuring and negotiating this Agreement and the transactions contemplated hereby, and to all banks, investment banking firms and other financial institutions for arranging or providing any financing or financial commitments in connection with the transactions contemplated hereby plus (ii) a non-accountable expense reimbursement of $500,000 for various out-of-pocket and general costs incurred by Parent and its affiliates in connection with this transaction.

                  (c) The provisions of this Section 6.6 shall terminate if a Closing does not occur by April 30, 1998, or if this Agreement is terminated prior thereto for any reason other than a violation of this Section 6.6.

         6.7 No Issuance of Company Preferred Stock. The Company agrees not to issue any shares of CompanyPreferred Stock after the execution and delivery of this Agreement.

         6.8 Tax Consequences. From and after the Effective Date, none of the parties will take any position in or with regard to their respective Federal, state and local income tax returns (or any amendments thereto) that is inconsistent with the treatment of the Merger as a tax-free reorganization for Federal income tax purposes under Section 368 of the Code or with respect to the tax consequences contemplated thereby (including those related to the basis of stock and assets).

                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATIONS OF
                              PARENT AND ACQUISITION

      The obligation of Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by Parent and Acquisition in their sole discretion):

         7.1 Representations and Warranties True. The representations and warranties of the Company which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to Parent and Acquisition a certificate (signed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such representations and warranties made by the Company.

         7.2 Performance. The Company shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing Date, and at the Closing the Company shall have delivered to Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date.

         7.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted by the requisite affirmative vote of the Company's shareholders and Parent's shareholders in accordance with applicable laws and regulations.

         7.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

         7.5 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which, in the reasonable judgment of the Parent's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of the Company.

         7.6 Additional Agreements. The Company shall have delivered (or cause to be delivered) duly executed counterparts of the following agreements:

                   (a) a Consulting Agreement, duly executed by the President of the Company; and

                   (b) a consent from the lessor of the Company's facilities waiving any default under said lease resulting from the transactions contemplated herein and permitting assignment of said lease to Acquisition and any other entry which acquires all of the outstanding stock or all or substantially all of the assets of Acquisition.

         7.7 Legal Opinion. The Parent shall have received an opinion of Tonkon, Torp, Galen, Marmaduke & Booth, counsel to the Company, in a form reasonably satisfactory to the Parent.

         7.8 Delivery of Certificates for Cancellation. The share certificates representing all of the issued and outstanding shares of Company Common Stock as of the Closing Date (other than Dissenting Shares), and the instruments representing all Options which are outstanding and unexercised on the Closing Date, in each case duly endorsed in blank, shall have been surrendered for cancellation.

         7.9 Appraisal Rights. The holders of five percent (5%) or more of the issued and outstanding shares of Company Common Stock shall not have demanded appraisal rights in respect of the Merger.

         7.10 Comfort Letter. Prior to the Registration Statement becoming effective, Deloitte & Touche, independent accountants to the Company, shall have delivered to Parent a "comfort" letter, addressed to Parent and dated within three days of the date on which the Registration Statement became effective, in such form and substance as is customary in connection with such transactions and is satisfactory to the Parent.

        7.11 Articles of Merger. The Company shall have executed and delivered to Parent counterparts of the Articles of Merger to be filed with the Secretary of State of the State of Oregon in connection with the Merger.

        7.12 Schedules and Deliveries. The Parent and Acquisition acknowledge and agree that certain of the schedules and items to be delivered by the Company pursuant to this Agreement have not yet been provided by the Company. All of such schedules and other items which have not been delivered shall have been delivered by the Company to Parent no later than 30 days from the date hereof, and such schedules and other items shall have been reasonably satisfactory to the Parent, such approval not to be unreasonably withheld. Company shall cooperate with Parent and work diligently to modify any schedule or other deliverable which Parent does not approve so that it meets with Parent's reasonable satisfaction.

        7.13 Completion of Financial Due Diligence. The Parent and Acquisition shall have completed their financial due diligence review of the Company to their reasonable satisfaction, including but not limited to discussions with the Company's auditors and financial personnel.

                                 ARTICLE VIII

                      CONDITIONS TO THE OBLIGATIONS OF THE
                                   COMPANY

         The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company in its sole discretion):

         8.1 Representations and Warranties True. The representations and warranties of each of Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of Parent and Acquisition shall have delivered to the Company a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

         8.2 Performance. Each of Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of Parent and Acquisition shall have delivered to the Company a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

                  8.3 Authorization of Merger. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the requisite affirmative vote of the Company's shareholders and Acquisition's shareholders in accordance with applicable laws and regulations.

         8.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

         8.5 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated. and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to Parent or Parent Subsidiaries which, in the reasonable judgment of the Company's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of Parent and Parent Subsidiaries taken as a whole.

         8.6 Additional Agreements. Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Date, as applicable) counterparts of the following agreements:

                   (a) the Consulting Agreement referred to in Section 8.7(a) hereof.

         8.7 Legal Opinion. The Company shall receive an opinion of Nordlicht & Hand, and/or Winthrop, Stimson, Putnam & Roberts, as appropriate, counsels to Parent and Acquisition, in a form reasonably satisfactory to the Company.

         8.8 Articles of Merger. Parent and Acquisition shall have executed and delivered to the Company counterparts of the Articles of Merger to be filed with the Secretary of the State of the State of Oregon in connection with the Merger.

         8.9 Schedules and Deliveries. The Company acknowledges and agrees that certain of the schedules and items to be delivered by the Parent and Acquisition pursuant to this Agreement have not yet been provided by the Company. All of such schedules and other items which have not been delivered shall have been delivered by Parent and Acquisition to the Company no later than 30 days from the date hereof, and such schedules and other items remain shall have been reasonably satisfactory to the Company. Parent and Acquisition shall cooperate with the Company and work diligently to modify any schedule or other deliverable which the Company does not approve so that it meets with the Company's reasonable satisfaction.

        8.10 Completion of Financial Due Diligence. The Company shall have completed its financial due diligence review of the Parent to its reasonable satisfaction, including but not limited to discussions with the Parent's auditors and financial personnel.


                               ARTICLE IX

                              TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether prior to or after approval of this Agreement and the transactions contemplated hereby by the Company's shareholders:

                   (a) by the mutual written consent of the Boards of Directors of the Company and the Parent;

                   (b) by either the Company or the Parent

                      (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

                      (ii) if the Effective Date shall not have occurred on or before April 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1 (b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

                      (iii)  if  the   shareholders   of  the   Company  or  the
shareholders of Acquisition shall have failed to approve the Merger at the meetings referred to in Section 6.3;

                   (c) by the  Company,  if any of the  conditions  specified in
Article VIII have not been met or waived prior to such time as such condition can no longer be satisfied; or

                   (d) by the  Parent,  if any of the  conditions  specified  in
Article VII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

                  9.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except for Sections 11.6 and 11.8 and the last sentence of Section 6.1, which shall remain in full force and effect, and except that nothing herein shall relieve the Company from its obligations under Section 6.6 hereof or any party from liability for a breach of this Agreement prior to the termination hereof.

                                  ARTICLE X
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         10.1   Survival   of   Representations   and    WarrantiesSurvival   of
Representations and Warranties. All representations and warranties set forth herein shall survive only until the Effective Date and not beyond.

                                  ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1 Amendment. This Agreement may be amended by written agreement among the Company and Parent prior to the Effective Date, whether prior to or after approval hereof by the Company's shareholders, but after any such approval no amendment shall be made to the Exchange Ratio pursuant to which outstanding shares of Company Common Stock are converted into shares of Parent Common Stock pursuant to the Merger, without the further approval of such shareholders.

         11.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         11.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier for which a receipt confirming delivery is provided, to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 11.3):

                  (a)      if to the Company, to:

                           Informedics, Inc.
                           4000 Kruse Way Plaza
                           Building 3, Suite 155
                           Lake Oswego, Oregon  97035
                           Attention:  Mr. John Tortorici

                  with copies to:

                           Tonkon, Torp, Galen, Marmaduke & Booth
                           1600 Pioneer Tower
                           888 S.W. Fifth Avenue
                           Portland, Oregon  97204
                           Attention:  Ronald L. Greenman, Esq.

                  (c)      if to Parent or Acquisition, to:

                           Mediware Information Systems, Inc.
                           1121 Old Walt Whitman Road
                           Melville, New York  11747
                           Attention:  President

                with copies to:

                           Nordlicht & Hand
                           645 Fifth Avenue
                           New York, New York  10022
                           Attention:  Ira S. Nordlicht, Esq.

                           and

                           Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, New York  10004
                           Attention:  Jonathan H. Churchill, Esq.

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         11.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

         11.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective and permitted assigns.

         11.6 Expenses. Each party shall pay its own expenses in connection with this Agreement. the agreements, to be entered into pursuant hereto and the transactions contemplated hereby.

         11.7 Public Announcements. Promptly upon execution and delivery of this Agreement, Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by Parent and the Company, or except as may be required by law or applicable regulatory authority, issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

         11.8 Brokers and Finders. The Company, Parent and Acquisition represent and warrant that, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of any of them. The Company and Parent shall each pay the fees and other compensation of any broker, finder or investment banker engaged by it or on its behalf.

         11.9     Dispute Resolution

                  (a) In the event of any controversy, claim or dispute, other than for which equitable relief is available, the party initiating the controversy, claim or dispute shall provide to the other party a written notice containing a brief and concise statement of the matter, together with relevant supporting facts. During a period of thirty (30) days or such longer period as mutually agreed, the parties shall attempt to settle the matter by good faith negotiation. Such efforts shall include, but not be limited to, full presentation by each party of its claims, with or without counsel, to the President of the other party.

                  (b) If efforts under Section 11.9(a) are not successful, such dispute shall be settled by binding arbitration in New York, New York, under the Commercial Rules of the American Arbitration Association then in effect (except as otherwise set forth in the Agreement). The failure to comply with Section 11.9(a) with respect to such dispute shall be an absolute bar to the institution of arbitration proceedings with respect thereto. The arbitration shall be conducted in the English language before a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by Parent, and one of whom is selected by the two arbitrators so designated. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. If either party fails to appoint an arbitrator in thirty days, the other party may request that the American Arbitration Association make such appointment. The arbitrators will be required to render a full and complete written report of their decision. The decision of a majority of the arbitrators will constitute the arbitrators' decision. Any award rendered by the arbitrators shall be binding upon the parties hereto and shall be final, subject to review by a court of competent jurisdiction under the statutory standard of review applicable to arbitrations. Judgment on the award may be entered in any court of record having competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared except that if, in the opinion of the arbitrators, any claim or position by a party hereto, or any defense or objection thereto by another party was unreasonable or frivolous, the arbitrators may in their discretion assess as part of their award all or any part of the arbitration expenses of the other party or parties (including reasonable attorneys' fees) and expenses of the arbitrators against such party. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time. The law of the State of New York shall govern the validity, scope and effect of this
Section 11.9.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.11 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         11.12 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements or understandings, written or oral, among the parties relating to, the subject matter hereof.

         11.13 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for the consummation and effects of the Merger, which shall be governed by and construed in accordance with the laws of the State of Oregon.

          11.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          11.15 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstration the inadequacy of monetary damages.

          11.16 Schedules and Exhibits. The Schedules and Exhibits to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

      IN WITNESS WHEREOF, the Parent, Acquisition and the Company have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       MEDIWARE INFORMATION SYSTEMS, INC.

                                       By: /s/ George J. Barry
                                          ------------------------
                                            Name: George J. Barry
                                            Title: CFO


                                       MEDIWARE ACQUISITION CORPORATION

                                       By: /s/ George J. Barry
                                          ------------------------
                                             Name: George J. Barry
                                             Title: CFO

                                       INFORMEDICS, INC.

                                       By: /s/ J. Tortorici
                                          ------------------------
                                             Name: J. Tortorici
                                             Title: Chairman & CFO